Article 1.  Definitions

1.01   "Accounts" means a Participant's Before-Tax Savings
Account, Company Matching Savings Account, Company Savings
Account, Company Supplemental Savings Account and Rollover
Account.

1.02 "Actual Contribution Percentage" means, with respect to a specified group of Eligible Employees, the average of the ratios, calculated separately for each Eligible Employee in that group, of:
       (a) the amount of Company Matching Contributions made pursuant to Section 3.04(a) for a Plan Year, to

       (b) Statutory Compensation for that Plan Year, provided that upon direction of the Committee, Statutory
Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Participant.

1.03 "Actual Deferral Percentage" means, with respect to a specified group of Eligible Employees, the average of the ratios, calculated separately for each Eligible Employee in that group, of:
       (a) the amount of Before-Tax Contributions made pursuant to Section 3.01 for a Plan Year (whether or not such contributions are returned to the Participant pursuant to Sections 3.01(d) and 3.01(e)) and Company Contributions made pursuant to Section 3.04(b) for a Plan Year, to

       (b) Statutory Compensation for that Plan Year, provided that upon direction of the Committee, Statutory
Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Participant.

1.04 "Adjustment Factor" means the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) applied to such items and in such manner as the Secretary shall provide.

1.05 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (determined under Code Section 414(b)) which also includes the Company as a member, or any trade or business under common control (as defined in Code Section 414(c)) with the Company, or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company, and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for the purposes of Section 3.08, the definition in Code Sections 414(b) and 414(c) shall be modified as provided in Code
Section 415(h).

1.06 "Annual Dollar Limit" means $150,000, except that if for any calendar year after 1994 the Cost-of-Living Adjustment as hereafter defined is equal to or greater than $10,000, then the Annual Dollar Limit (as previously adjusted under this Section 1.06) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such Cost-of-Living Adjustment, rounded to the next lowest multiple of $10,000. The Cost-of-Living Adjustment shall equal the excess of (i) $150,000 increased by the adjustment made under Code Section 415(d) for the calendar year except that the base period for purposes Code Section 415(d)(1)(A) shall be the calendar quarter beginning October 1, 1993 over
(ii) the Annual Dollar Limit in effect for the Plan Year beginning in the calendar year. In determining the compensation of a Participant for purposes of the Annual Dollar Limit, the rules of Code Section 414(q)(6) shall apply, except in applying such rules the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted Annual Dollar Limit is exceeded, then the Annual Dollar Limit shall be prorated among the affected individuals in proportion to each such individual's compensation, as determined under Section 1.21 or Section 1.49(b), whichever is applicable, prior to the application of such limit.

1.07 "Before-Tax Contributions" means any amounts contributed by the Partici-pant on a before-tax basis to the Plan pursuant to Section 3.01. Before-Tax Contribu-tions shall consist of the following two components:
       (a)  Before-Tax Contributions as described in Section
3.01(a) and which are matched by Company Matching
Contributions; and

       (b)  Before-Tax Contributions as described in Section
3.01(b) and which are not matched by Company Matching
Contributions.

1.08   "Before-Tax Savings Account" means a Participant's
Account into which shall be credited Before-Tax Contributions and investment earnings and losses thereon.

1.09 "Beneficiary" means any person, persons, entity or entities named by a Participant by written designation filed with the Company to receive benefits payable in the event of the Participant's death, provided that if the Participant is married and designates other than his spouse as the Beneficiary, he obtains Spousal Consent.

1.10 "Board of Directors" means the Board of Directors of the Company.

1.11 "Break in Service" means a 12-month period described in Section 1.54 in which an Employee completes less than 501
Hours of Service.

       Solely for the purpose of determining when a Break in Service occurs, an Employee shall be credited with up to 501
Hours of Service during a period of absence by reason of:
       (a)  The Employee's pregnancy;

       (b)  The birth of a child of the Employee;

       (c) Placement of a child with the Employee in connection with the Employee's adoption of such child; or

       (d) Caring for such child for a period beginning immediately following such birth or placement.

       Hours of Service credited by reason of the above period of absence shall be credited in the Plan Year in which the absence occurs if those Hours of Service are needed to prevent a Break in Service in that year; otherwise, they shall be credited in the immediately following Plan Year.

       Such Hours of Service shall be equal to the normal number of Hours of Service which would have been credited to the Employee but for the above period of absence; however, in no event shall more than 501 Hours of Service be credited.

1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Committee" means the Administrative Committee as provided for in Article 9.

1.14   "Company" means Caesars World, Inc. and Subsidiaries.

1.15 "Company Contributions" means contributions made by the Company in accordance with Section 3.04(b). Such contributions shall be "qualified nonelective contributions" as defined under IRS regulation 1.401(k)-1(g)(13)(ii).

1.16 "Company Matching Contributions" means contributions made by the Company to the Plan on behalf of Participants pursuant to Section 3.04(a).

1.17   "Company Matching Savings Account" means a
Participant's account into which shall be credited Company
Matching Contributions and investment earnings and losses thereon.

1.18 "Company Savings Account" means a Participant's account into which shall be credited Company Contributions and investment earnings and losses thereon.

1.19   "Company Supplemental Savings Account" means a
Participant's account into which shall be credited Company
Supplemental Contributions and investment earnings and losses thereon.

1.20 "Company Supplemental Contributions" means contributions made by the Company to the Plan on behalf of Participants pursuant to Section 3.04(c).

1.21 "Compensation" means earnings (including overtime pay, vacation pay, holiday pay, sick pay, jury duty pay, birthday pay and shift differentials), plus tips and commissions paid to an Employee during a Plan Year for services rendered to the Company. Compensation shall include Before-Tax Contributions made pursuant to Section 3.01 and before-tax contributions made pursuant to a cafeteria plan as described in Code Section 125. Compensation shall not, for Plan purposes, exceed the Annual Dollar Limit for the Plan Year.

1.22 "Disability" means a disability resulting from a bodily or mental injury or disease, either occupational or non-occupational in cause (but excluding disabilities resulting from service in the Armed Forces of any country), which would prevent a Participant from engaging in any occupation or performing any work for compensa-tion or profit for the remainder of the Participant's life, as confirmed by medical evidence satisfactory to the Company.

1.23   "Effective Date" of the Plan means January 1, 1994.

1.24 "Eligible Employee" means an Employee of the Company who is not included in a group of Employees covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining and the collective bargaining agreement does not provide for such individual's participation in the Plan. An Eligible Employee shall not include any Leased Employee or any Seconded Employee.

1.25 "Employee" means any person receiving compensation for services rendered to the Company or an Affiliated Employer whose compensation is subject to income tax withholding and/or for whom Social Security contributions are made by the Company or an Affiliated Employer, including any Leased Employee and any Seconded Employee but excluding any person who serves solely as a director or independent contractor.

1.26 "Employment Commencement Date" means the first date as of which an Employee is credited with an Hour of Service with the Company or an Affiliated Employer.

1.27 "Enrollment Date" means the effective date of a Participant's enrollment in the Plan in accordance with
Section 2.02. Such date shall mean the first day of the first payroll cycle which coincides with or which follows the date an Eligible Employee meets the requirements of Section 2.01.

1.28   "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

1.29   "Fund" means the fund consisting of all Before-Tax
Contributions, Company Contributions, Company Matching
Contributions, Company Supplemental Contributions, rollovers and all investment earnings and losses thereon.

       The Fund shall be divided into four subfunds:

       o    Fund A -- Money Market Fund.

       o    Fund B -- Fixed Income Fund.

       o    Fund C -- Indexed Equity Fund.

       o    Fund D -- Growth Equity Fund.

       The Company may change or add other Funds to the Plan from time to time to increase the investment options available to Participants.

1.30 "Highly Compensated Employee" means any Employee of the Company or an Affiliated Employer (whether or not eligible for participation in the Plan) who satisfies one or more of the following criteria:
       (a)  During the current Plan Year or the preceding
Plan Year, the Employee:
            (i) Was at any time a 5% owner of the Company or an Affiliated Employer;

            (ii) Received Statutory Compensation in excess of
$75,000 multiplied by the Adjustment Factor;

            (iii)Received Statutory Compensation in excess of $50,000 mul-tiplied by the Adjustment Factor and was among the highest 20% of Employees for that year when ranked by Statutory Compensation paid for that year, excluding, for purposes of determining the number of such Employees, such Employees as the Company may determine on a consistent basis pursuant to Code Section 414(q)(8); or

            (iv) Was at any time an officer of the Company or an Affiliated Employer (subject to the limitations of Code
Section 414(q)(5)) and received Statutory Compensation greater than 50% of the dollar limitation on maximum benefits under Code Section 415(b)(1)(A) for such Plan Year.

       (b) Notwithstanding the foregoing, an Employee who meets the criteria under Section 1.30(a)(ii), 1.30(a)(iii) or 1.30(a)(iv) for the current Plan Year but not for the preceding Plan Year shall not be considered a Highly Compensated Employee for the current Plan Year unless the Employee is one of the 100 highest-paid Employees of all Affiliated Employers.

       (c) Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Company or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section 1.30.

       (d) To the extent permitted under regulations, the Company may elect to determine the status of Highly
Compensated Employees on a current calendar-year basis.

       (e) The provisions of this Section 1.30 shall be further subject to such additional requirements as are described in Code Section 414(q) and its applicable regulations, which shall override any aspects of this Section
1.30 inconsistent therewith.

1.31   "Hour of Service" means:
       (a) For the purposes of Sections 1.38 and 1.46, each hour for which an Employee is paid or entitled to be paid for the performance of duties for the Company or an Affiliated
Employer.

       (b) For the purposes of Sections 1.11, 1.26, 1.42 and 1.54, with respect to any applicable computation period:
            (i) Each hour for which an Employee is paid or entitled to be paid for the performance of duties for the Company or an Affiliated Employer;

            (ii) Each hour for which an Employee is paid or entitled to be paid by the Company or an Affiliated Employer, whether or not the employment relationship has terminated, on account of a period during which no duties were performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence, but not more than 501 hours for any single continuous period; and

            (iii)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Employer, excluding any hour credited under Sections 1.31(b)(i) or 1.31(b)(ii), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

       No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations,
Section 2530.200b-2(b) and (c).

1.32 "Income" means the amount of income to be returned with any excess deferrals, excess contributions or excess aggregate contributions under Section 3.01 or Section 3.06 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Code Sections 402(g), 401(k) and 401(m).

1.33 "Leased Employee" means any person as so defined in Code Section 414(n).

1.34 "Leave of Absence" means an absence authorized by the Company under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated.

1.35 "Non-Highly Compensated Employee" means an individual who is not a Highly Compensated Employee.

1.36   "Normal Retirement Age" means age 65.

1.37 "Participant" means any person included for participation in the Plan as provided in Article 2 and any person who continues to have rights or continued rights under the Plan.

1.38 "Period of Severance" means, for any Employee, the period beginning on the Employee's Severance from Service
Date and ending on the date the Employee next completes an Hour of Service.

       A one-year Period of Severance is a period of 12 consecutive months beginning on the Employee's Severance from Service Date and during which the Employee does not perform an Hour of Service.

       Subject to verification by the Company, for the purposes of Sections 1.44 and 6.03, an Employee shall be deemed not to have incurred a Period of Severance during the period of 24 consecutive months that the Employee is first absent from employment by reason of:
       (a)  the Employee's pregnancy;

       (b)  birth of a child of the Employee;

       (c) placement of a child with the Employee in connection with the Employee's adoption of the child; or

       (d) caring for such child for a period beginning immediately after the birth or placement for adoption.

1.39   "Plan" means the Caesars 401(k) Retirement Savings
Plan as set forth in this document or as amended from time to time.

1.40   "Plan Administrator" means the Company.

1.41 "Plan Year" means a 12-month period beginning each January 1 and ending each December 31.

1.42 "Reemployment Commencement Date" means the date an Employee is first credited with an Hour of Service following a prior one-year Break in Service.

1.43 "Rollover Account" means a Participant's Account into which shall be credited rollovers made to the Plan in accordance with Section 3.07 and investment earnings and losses thereon.

1.44 "Rule of Parity" means a rule pursuant to which a rehired Participant who incurs a one-year Period of Severance shall have his years of Service which occur prior to such
one-year Period of Severance ignored or restored.        (a)
If an Employee or Participant incurs a one-year Period of Severance and has no nonforfeitable right to his Company Matching Savings Account and, if applicable, his Company Supplemental Savings Account at the time of his one-year Period of Severance, his years of Service prior to such one-year Period of Severance shall not be taken into account if the number of consecutive one-year Periods of Severance equals or exceeds the greater of (i) five, or (ii) his years of Service prior to the one-year Period of Severance.

       (b) If an Employee or Participant incurs a one-year Period of Severance and (i) he has a nonforfeitable right to his Company Matching Savings Account and, if applicable, his Company Supplemental Savings Account, or (ii) the number of consecutive one-year Periods of Severance is less than the greater of (A) five, or (B) his total years of Service prior to the one-year Period of Severance, his years of Service prior to such one-year Period of Severance shall be restored to him.

1.45   "Seconded Employee" means an Employee who is a non-
U.S. Citizen working abroad and who is on the U.S. payroll of the Company or an Affiliated Employer.

1.46 "Service" means, with respect to any Employee, his period or periods of employment with the Company or an Affiliated Employer which are counted as "Service" in accordance with the following rules:
       (a) Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with the Company or an Affiliated Employer. An Employee's employment relationship shall begin on the date the Employee first renders one Hour of Service and shall end on his Severance from Service Date. Service also shall include a Period of Severance between an Employee's Severance from Service Date and the first anniversary of the date on which the Employee was first absent if the Employee completes an Hour of Service on or before such first anniversary date.

       (b) If an Employee is absent from work because of service in the Armed Forces of the United States and returns to work with the Company or an Affiliated Employer, having applied to return while his reemployment rights were protected by law, the absence shall be included in his Service.

       (c) All periods of an Employee's Service, whether or not consecutive, shall be aggregated. Service shall be measured in elapsed years and fractions of years whereby each 12 calendar months shall constitute one year and each 30 days shall constitute one-twelfth of a year.

1.47   "Severance from Service Date" means the earlier of:
       (a) the date as of which an Employee's employment with the Company or an Affiliated Employer is terminated, whether due to voluntary termination, dismissal, retirement or death; or

       (b) the first anniversary of the first date of a period in which an Employee remains absent from work (with or without pay) with the Company or an Affiliated Employer for any reason (other than resignation, retirement, discharge or death), such as vacation, holiday, sickness, Disability, Leave of Absence or layoff.

1.48 "Spousal Consent" means written consent given by a Participant's spouse to the Participant's election specifying a form of benefit and designating the Participant's Beneficiary. The specified form or designated Beneficiary shall not be changed unless further Spousal Consent is given or unless the spouse expressly waives the right to consent to any future changes. Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect of the Participant's election on the spouse. The requirement for Spousal Consent may be waived by the Company if it establishes to its satisfaction that there is no spouse or that the spouse cannot be located, or because of such other circumstances as may be established in accordance with applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.49   "Statutory Compensation" means:
       (a) for the purposes of Section 1.30, compensation as defined under Section 1.414(s)-1(c)(2) of the Income Tax
Regulations, plus amounts contributed in accordance with Code
Sections 125, 402(e)(3) and 402(h)1(B); and

       (b) for the purposes of Sections 1.02, 1.03 and 3.06, compensation as defined under Sections 1.414(s)-1(c)(2) or 1.414(s)-1(c)(3) of the Income Tax Regulations. As permitted under such regulations, compensation under this Section 1.49(b) may or may not include amounts contributed in accordance with Code Sections 125, 402(e)(3) and 402(h)1(B). However, in no event may compensation under this Section 1.49(b) exceed the Annual Dollar Limit for the Plan Year.

1.50 "Subsidiary" means an entity more than 50% owned by Caesars World, Inc. which is included in the Plan by the Board of Directors of Caesars World, Inc. and by its own
Board of Directors or other governing body if not a corporation. Subsidiaries are listed in Appendix A.

1.51 "Trustee" means the trustee that holds the funds of the Plan, as provided in Article 10.

1.52 "Valuation Date" means the date or dates in each calendar month on which any valuation is made. Procedures shall be established for determining Valuation Dates, which shall apply for allocations, withdrawals, distributions or other relevant purposes. Valuation Dates need not be the same for all purposes.

1.53 "Vested Portion" means the portion of the Accounts in which the Participant has a nonforfeitable interest, as provided in Article 6.

1.54 "Year of Eligibility Service" means the first 12-month period (measured initially from the Participant's Employment Commencement Date to the first anniversary of his Employment Commencement Date and thereafter from the January 1 that next follows his Employment Commencement Date) during which the Participant earns at least 1,000 Hours of Service.
Article 2.  Eligibility and Participation

2.01   Eligibility
       (a) Each Eligible Employee who has completed a Year of Eligibility Service on the Effective Date shall automatically become a Participant in the Plan on January 1, 1994.

       (b) Each other Employee shall become eligible to participate in the Plan on any Enrollment Date that coincides with or next follows (i) the date he completes a Year of Eligibility Service, or (ii) the date he becomes an Eligible Employee, whichever occurs later.

       (c) If a Participant incurs a one-year Break in Service, he shall be eligible to recommence participation in the Plan on his Reemployment Commencement Date, if he is an Eligible Employee at that time.

       (d) If an Employee incurs a one-year Break in Service prior to becoming a Participant in the Plan and his Reemployment Date occurs before he accrues five consecutive one-year Breaks in Service, he shall be eligible to participate in the Plan on any Enrollment Date that coincides with or next follows (i) the date on which he completes a Year of Eligibility Service, (ii) his Reemployment Commencement Date, or (iii) the date he becomes an Eligible Employee, whichever occurs last.

       (e) If an Employee incurs a one-year Break in Service prior to becoming a Participant in the Plan and his Reemployment Date occurs after he accrues five or more consecutive one-year Breaks in Service, he shall be considered to be a new Employee for all purposes of the Plan and he must satisfy the conditions described in Section
2.01(b) based on his Reemployment Commencement Date.

2.02   Participation
       An Employee shall become a Participant as of the first Enrollment Date after he satisfies the requirements of
Section 2.01 and he shall be eligible to contribute to the Plan as of the first day of any payroll cycle after the date he files an enrollment form with the Company authorizing the Company to make Before-Tax Contributions on his behalf through payroll deductions.

2.03   Transferred Participants
       (a) A Participant who remains in the employ of the Company or an Affiliated Employer but who ceases to be an Eligible Employee shall continue to be a Participant in the Plan but shall not be eligible to make Before-Tax Contributions or receive Company Contributions while his employment status is other than that of an Eligible Employee.

       (b) An Employee who transfers from an Affiliated Employer and becomes an Eligible Employee shall become eligible to participate in the Plan on any Enroll-ment Date that coincides with or next follows (i) the date he completes a Year of Eligibility Service, or (ii) the date he becomes an Eligible Employee, whichever occurs later.

2.04   Termination of Participation
       An Eligible Employee's participation in the Plan shall terminate on the date he terminates employment with the Company or an Affiliated Employer unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when all those benefits have been distributed to him.
Article 3.  Contributions

3.01   Before-Tax Contributions
       (a) Commencing with the first (second for Caesars Palace) payroll cycle, which includes pay for services rendered in 1994, a Participant shall be permitted to contribute to the Plan 2% to 4% of his Compensation per payroll cycle (in whole percentages) on a before-tax basis. Such contributions shall be matched by the Company in accordance with Section 3.04(a).

       (b) A Participant who contributes the maximum permitted under Section 3.01(a) shall be permitted to contribute an additional 1% to 8% of his Compensation per payroll cycle (in whole percentages) on a before-tax basis.
Such contributions shall not be matched by the Company.

       (c) Notwithstanding the foregoing, in no event shall a Participant's Before-Tax Contributions in a calendar year to the Plan and any other plan maintained by the Company or an Affiliated Employer exceed $7,000 multiplied by the Adjustment Factor. If a Participant's Before-Tax Contributions in a calendar year reach that dollar limitation, his election of Before-Tax Contributions for the remainder of the calendar year shall be suspended. As of the first day of the first payroll cycle of the following calendar year, the Participant's election of Before-Tax Contributions shall again become effective in accordance with his previous election.

       (d) If the sum of the Participant's Before-Tax Contributions and before-tax contributions to any other qualified defined contribution plan maintained by the Company exceeds the dollar limitation described in Section 3.01(c), the excess ("excess deferrals") over such dollar limitation, together with Income thereon, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made; and the Participant shall be deemed to have elected to receive such return of his excess deferrals.

       (e) If a Participant makes before-tax contributions under another qualified defined contribution plan or simplified employee pension plan for any calendar year and those contributions, when added to his Before-Tax
Contributions under the Plan, exceed the dollar limitation described in Section 3.01(c) for that calendar year, the Participant may determine that such excess deferrals shall apply to the Plan. In that event, the excess deferrals, together with Income thereon, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made.
However, the Plan shall not return such excess deferrals unless the Participant notifies the Company in writing, by March 1 of that following calendar year, of the amount of excess deferrals allocated to the Plan.

       (f) In the event that any Before-Tax Contributions returned under Sections 3.01(d) and 3.01(e) were matched by Company Matching Contributions, those Company Matching
Contributions shall be forfeited and used to reduce future
Company Matching Contributions.

3.02   Change in Contributions
       A Participant may change the rate of his Before-Tax Contributions as of the first day of the first payroll cycle of any calendar quarter by giving the Company at least 15 days' prior written notice. Such change shall take effect on the first day of the first payroll cycle of any calendar quarter that follows the Company's receipt of the 15-day written notice.

3.03   Suspension of Contributions
       (a) A Participant may suspend his Before-Tax Contributions while he is actively employed by providing the Company with written notice thereof. Suspensions shall become effective as of the first day of the payroll cycle that follows the Company's receipt of the 15-day written notice. The Participant may resume making Before-Tax Contributions by giving the Company 15 days' prior written notice. Such resumption shall be effective as of the first day of the first payroll cycle of any calendar quarter that follows the Company's receipt of the 15-day written notice.

       (b) No makeup of Before-Tax Contributions is permitted during any period of suspension.

3.04   Company Contributions
       (a) Each payroll cycle the Company shall contribute Company Matching Contributions to the Plan on behalf of each Participant in an amount equal to 50% of the Participant's Before-Tax Contributions made in accordance with Section 3.01(a).

       (b) As of the end of each Plan Year, the Company shall contribute to the Plan on behalf of each Participant who is on the payroll of the Company on December 1 an amount equal to 1% of his Compensation earned during the Plan Year. Notwithstanding the foregoing, in the event an Employee becomes a Participant during the Plan Year, only Compensation he earns subsequent to the time he satisfies the requirements of Sections 2.01(b), 2.01(c), 2.01(d), or 2.03(b), whichever is applicable, shall be considered for the purposes of this
Section 3.04(b).

       (c) At the discretion of the Board of Directors, the Company may contribute an additional amount to the Plan on behalf of each Participant who is on the payroll of the Company on December 31. The amount of such contributions, if any, shall be determined by the Board of Directors on an annual basis.

3.05   Timing of Contributions
       Contributions made in accordance with Sections 3.01 and 3.04(a) shall be forwarded to the Trustee as soon as practicable after the end of each payroll cycle and contributions made in accordance with Sections 3.04(b) and 3.04(c) shall be forwarded to the Trustee as soon as practical after the end of the Plan Year.

3.06   Limitations Affecting Highly Compensated Employees
       (a)  Limitation Based on Actual Deferred Percentage:
The Actual Deferral Percentage for Highly Compensated Employees who are Participants or who are eligible to become Participants shall not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or who are eligible to become Participants, multiplied by
1.25. If the Actual Deferral Percentage does not meet the foregoing test, an "alternative test" shall be applied.
Under the alternative test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the lesser of
(i) the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Participants or who are eligible to become Participants plus two percentage points, or (ii) such Actual Deferral Percentage multi-plied by 2.0 (or such lesser amount as the Company determines satisfies the provi-sions of Section 3.06(c)). The Company may implement rules limiting the Before-Tax Contributions that may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Company determines that the limitation under this Section 3.06(a) has been exceeded in any Plan Year, the following provisions shall apply:
            (i)  The amount of Before-Tax Contributions
and/or Company Contributions made on behalf of some or all Highly Compensated Employees shall be reduced by leveling the highest percentage rates made on behalf of the Highly Com-pensated Employees until the provisions of this Section
3.06(a) are satisfied.   Such percentage rates shall be
rounded to the nearest one-hundredth of 1% of the Participant's Statutory Compensation.

            (ii) Before-Tax Contributions and/or Company
Contributions subject to reduction under this Section 3.06(a) ("excess contributions"), together with Income thereon, shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess con-tributions were made. However, any excess contributions for any Plan
Year shall be reduced by any Before-Tax Contributions previously returned to the Participant under Section 3.01(d) or 3.01(e) for that Plan Year. In the event that any Before-Tax Con-tributions returned under this Section 3.06(a) were matched by Company Matching Contributions, such corresponding Company Matching Contributions, together with Income thereon, shall be forfeited and used to reduce future Company Matching Contributions.

       (b)  Limitation Based on Actual Contribution
Percentage: The Actual Contribution Percentage for Highly Compensated Employees who are Participants or who are eligible to become Participants shall not exceed the Actual Contribution Percentage for all Non-Highly Compensated Employees who are Participants or who are eligible to become Participants, multiplied by 1.25. If the Actual Contribution Percentage does not meet the foregoing test, an "alternative test" shall be applied. Under the alternative test, the Actual Contribution Percentage for Highly Compensated Employees may not exceed the lesser of (i) the Actual Contribution Percentage for all Non-Highly Compensated Employees who are Participants or who are eligible to become Participants plus two percentage points, or (ii) such Actual Contribution Percentage multiplied by 2.0 (or such lesser amount as the Company determines satisfies the provisions of
Section 3.06(c)). If the Company determines that the limitation under this Section 3.06(b) has been exceeded in any Plan Year, the following provisions shall apply:
            (i) The amount of Company Matching Contributions made on behalf of some or all Highly Compensated Employees in the Plan Year shall be reduced, to the extent necessary to ensure that the provisions of this Section 3.06(b) are satisfied, by leveling the highest percentage rates of the Highly Compensated Employees. Such percentage rates shall be rounded to the nearest one-hundredth of 1% of a Participant's Statutory Compensation.

            (ii) Any Company Matching Contributions subject to reduction under this Section 3.06(b) ("excess aggregate contributions"), together with Income thereon, shall be reduced and the amount of vested Company Matching Contributions together with Income thereon shall be paid to the Participant and the amount of nonvested Company Matching Contributions together with Income thereon shall be forfeited and used to reduce future Company Matching Contributions.

            (iii)Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

       (c) If after applying the provisions of Sections 3.06(a) and 3.06(b) multiple use of the alternative test is necessary, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Actual Contribution Percentage of such group exceed the "aggregate limit," as such term is defined under regulations to Code Section 401(m). In the event the aggregate limit is exceeded for any Plan Year, the Actual Contribution Percentage for the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in
Section 3.06(b).

       (d)  The Company may elect to use Before-Tax
Contributions or Company Contributions to satisfy the tests described in Sections 3.06(b) and 3.06(c) provided that at least one of the tests described in Section 3.06(a) is met prior to such election and continues to be met following the Company's election to shift the application of those Before-Tax Contributions or Company Contributions from the tests described in Section 3.06(a) to the tests described in
Section 3.06(b)

       (e) If any Highly Compensated Employee is either (i) a 5% owner, or (ii) one of the 10 highest-paid Highly Compensated Employees, then any benefit or con-tribution paid to or made on behalf of any member of his "family" (as defined under Code Section 414(q)(6)(B)) shall be deemed paid to or made on behalf of such Highly Compensated Employee for purposes of Sections 3.06(a), 3.06(b) and 3.06(c) to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Code Sections 401(k) and 401(m). Any return of excess contributions or excess aggregate contributions required under Section 3.06(a), 3.06(b) or 3.06(c) with respect to the family group shall be made in accordance with such regulations. The total benefit shall be apportioned among the Highly Compensated Employee and the members of his "family" (as defined under Code
Section 414(q)(6)(B)) in a manner determined by the Company and shall be uniformly applicable to all Employees similarly situated. Furthermore, in the determination of the Compensation and Statutory Compensation of such Highly Compensated Employee, the rules of Code Section 414(q)(6) shall apply, except that the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the calendar year.

       (f)  If any Highly Compensated Employee is a
participant of another qualified plan of the Company or an Affiliated Employer, other than an employee stock ownership plan described in Code Section 4975(e)(7), under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Company shall implement rules to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section 3.06. Such rules shall be uniformly applicable to all Employees similarly situated.

       (g) In the event that the Plan is aggregated with one or more other plans to satisfy the requirements of Code Sections 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with the Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.06(a), 3.06(b) and 3.06(c) shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Code Section 401(k)(3), the aggregated plans also must satisfy the provisions of Code Sections 401(a)(4) and 410(b) as though they were a single plan. Plans may be aggregated under this Section 3.06(g) only if they have the same plan year.

3.07   Rollovers
       With the Company's permission and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from an Eligible Employee, in cash, any amount previously received by him from an "eligible retirement plan" as defined in Code Section 402(c)(8) and its applicable regulations, provided that (i) such amount is an "eligible rollover" as defined in Code Section 402(c)(4) and its applicable regulations, and (ii) the Eligible Employee provides evidence satisfactory to the Company that such amount qualifies for rollover treatment. The rollover must either be (i) paid to the Trustee on or before the 60th day after the day it was received by the Eligible Employee, or
(ii) transferred directly to the Trustee from an eligible retirement plan. Any rollovers shall be credited to an Eligible Employee's Rollover Account.

3.08   Maximum Annual Additions
       (a) The annual addition to a Participant's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Code Section 415, when added to the Participant's annual addition for that Plan Year under any other qualified plan of the Company or an Affiliated Employer, shall not exceed an amount that is equal to the lesser of (i) 25% of the Participant's aggregate remuneration for that Plan Year, or (ii) the greater of $30,000 or 25% of the dollar limitation in effect under Code Section 415(b)(1)(A).

       (b) For purposes of this Section 3.08, the "annual addition" to a Participant's Accounts under the Plan or any other qualified plan maintained by the Company or an Affiliated Employer for the Plan Year shall include:
    (i) Total contributions, including Before-Tax Contributions, Company Contributions, Company Matching Contributions and Company Supplemental Contributions made on the Participant's behalf by the Company or any Affiliated Employer to the Plan or any other qualified defined contribution plan;

            (ii) Forfeitures, if applicable, that have been allocated to the Participant's accounts under any other qualified defined contribution plan maintained by the Company or any Affiliated Employer;

            (iii)Voluntary or mandatory contributions made by the Participant under any qualified defined benefit plan maintained by the Company or any Affiliated Employer; and

            (iv) Contributions made on a Participant's behalf to an "individual medical benefit account" under a qualified pension or annuity plan maintained by the Company or any Affiliated Employer, as described and to the extent required under Code Section 415(l).

       (c) For purposes of this Section 3.08, the term "remuneration" with respect to any Participant shall mean the wages, salaries and other amounts paid with respect to that Participant by the Company or any Affiliated Employer for personal services actually rendered, determined after any Before-Tax Contributions are made pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Code Section 125, including, but not limited to, bonuses, overtime payments and commissions, but excluding:
            (i) Company contributions to the Plan or to any other deferred compensation plan maintained by the Company or any Affiliated Employer;

            (ii) Amounts realized from the exercise of a non-qualified stock option;

            (iii)Amounts realized when restricted stock is no longer subject to substantial risk of forfeiture;

            (iv) Amounts realized from the disposition of a qualified stock option; or

            (v)  Other amounts that receive special tax
benefits.

       (d) If the annual addition to a Participant's Accounts for any Plan Year would otherwise exceed the limitation set forth in Section 3.08(a), the excess annual additions to such Participant's Accounts for such Plan Year shall be reduced to the extent necessary in the following order:
            (i)  The Participant's unmatched Before-Tax
Contributions shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

            (ii) The Participant's Company Supplemental
Contributions, if any, shall be reduced to the extent necessary. The amount of the reduction shall be forfeited and used to reduce future Company Supplemental Contributions.

            (iii)The Participant's matched Before-Tax
Contributions and corre-sponding Company Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's matched Before-Tax Contributions shall be returned to the Participant, together with any earnings on those contributions to be returned, and the amount attributable to the Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions.

            (iv) The Participant's Company Contributions shall be reduced to the extent necessary. The amount of the reduction shall be forfeited and used to reduce future
Company Contributions.

       (e) If a Participant has at any time participated in both a qualified defined benefit plan and a qualified defined contribution plan maintained by the Company or an Affiliated Employer for a Plan Year, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction for such Plan Year shall not exceed 1.0.

            The terms "defined benefit plan fraction" and "defined contribution plan fraction" shall mean the following:
            (i)  "Defined benefit plan fraction" for any
calendar year is a fraction --
                 (A)  the numerator of which is the projected
annual benefit of the Participant (determined as of the close of the calendar year) under all qualified defined benefit plans maintained by the Company or an Affiliated Employer; and

                 (B)  the denominator of which is the lesser
of (1) or (2) below:
                      (1)   the product of 1.25 multiplied by
the defined benefit plan dollar limitation under Code Section 415(b)(1)(A) (as multiplied by the Adjustment Factor) in effect for such calendar year; or

                      (2)   the product of 1.4 multiplied by
an amount that is 100% of the Participant's average remuneration for the three consecutive years in which his compensation was the highest.

            (ii) "Defined contribution plan fraction" for any calendar year is a fraction --
                 (A)  the numerator of which is the sum of
the annual additions made on behalf of a Participant for such calendar year and all prior calendar years; and

                 (B)  the denominator of which is the sum of
the lesser of (1) or (2) below determined for such calendar year and for each prior year of service with the Company or an Affiliated Employer:
                      (1)   the product of 1.25 multiplied by
the defined con-tribution plan dollar limitation under Code
Section 415(c)(1)(A) (as multiplied by the Adjustment Factor) in effect for such calendar year; or

                      (2)   the product of 1.4 multiplied by
an amount equal to 25% of the Participant's remuneration for such year.

            In the event the sum of a Participant's defined benefit fraction and defined contribution fraction exceeds 1.0, his benefit under any defined benefit plan maintained by the Company shall be decreased until such sum equals 1.0.

3.09   Return of Contributions
       Except as provided below, at no time shall any contributions (or portions thereof) revert to the Company prior to the discharge of all liabilities under the Plan.
    (a) If a contribution is conditioned on initial qualification of the Plan under Code Section 401(a) and if the Commissioner of Internal Revenue, on timely application made after the establishment of the Plan, determines that the Plan is not initially so qualified, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, said contribution shall be returned to the Company without interest. The return shall be make within one year after the date of the final determination of the denial of qualification. The provisions of this Section 3.09(a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

       (b) If all or part of the Company's deductions under Code Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Com-pany without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

       (c) A Company may recover without interest the amount of its contribu-tions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

       (d) In the event that Before-Tax Contributions made under Section 3.01 are returned to the Company in accordance with the provisions of this Section 3.09, the elections to reduce compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Before-Tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.
Article 4.  Investment of Contributions

4.01   Funds
       Contributions to the Plan shall be invested in one or more of the Funds described in Section 1.29.

4.02   Investment of Participant's Accounts
       (a) A Participant shall direct that the total of his Before-Tax Contributions made pursuant to Section 3.01 shall be invested in 10% increments in one or more of the Funds described in Section 1.29.

       (b)  A Participant's Company Contributions, Company
Matching Contributions and Company Supplemental Contributions shall be invested in accordance with the election made under
Section 4.02(a).

       (c) An Eligible Employee who makes a rollover in accordance with Section 3.07, shall direct that the total of such rollover shall be invested in 10% increments in one or more of the funds described in Section 1.29.

       (d) In the event that the Participant or, if applicable, an Eligible Employee makes no investment election, his Accounts shall be invested in Fund A.

4.03   Responsibility for Investments
       Each Participant is solely responsible for the selection of his investment options. The Trustee, the Company and the officers, supervisors and other Employees of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that a Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Fund.

4.04   Change of Election
       A Participant may change his future investment election in 10% increments as of any business day.

4.05   Reallocation of Accounts Among Funds
       A Participant may elect to reallocate his Accounts among the investment Funds, in multiples of 10%, as of any business day; however, he may not reallocate his Accounts among the investment Funds more than four times in each calendar quarter.

4.06   Administrative Fees
       As of the beginning of each Plan Year, the Company shall determine the per capita amount that shall be deducted from Participants' Accounts to share the cost of providing for individual investment directions. Notwithstanding the foregoing, the Company shall pay all administrative expenses for any Participant who is actively employed. In the event a Participant is not employed for the entire Plan Year, he shall pay a pro rata share of the administrative expenses for such Plan Year.
Article 5.  Valuation of Accounts

5.01   Valuation of the Funds
       As of each Valuation Date, the Trustee shall allocate the amount of income or loss of each Fund since the last
Valuation Date (which shall mean the net income or net loss of each Fund, including the net appreciation or net depreciation in the value of each Fund).

5.02   Account Adjustments
       Each Participant's proportionate share of each of the Funds shall be determined as of each Valuation Date.
Whenever an event requires a determination of the value of a Participant's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination. However, the Company reserves the right to change from time to time the procedures used in valuing the Account or crediting (or debiting) the Accounts if it concludes that such action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article 5 and such new administrative procedures, those new administrative procedures shall prevail.

5.03   Statement of Accounts
       Not less frequently than quarterly, each Participant shall be furnished with a statement setting forth the value of his Accounts.
Article 6.  Vested Portion of Accounts

6.0\   Before-Tax Savings Account, Company Savings Account
and Rollover Account
       A Participant shall at all times be 100% vested in and have a nonforfeitable right to the value of his Before-Tax
Savings Account, Company Savings Account and Rollover
Account.

6.02   Company Matching Savings Account and Company
Supplemental Savings Account
       A Participant shall be vested in and have a nonforfeitable right to the value of his Company Matching
Savings Account and his Company Supplemental Savings Account in accordance with the following schedule:

                  Completed Years
Nonforfeitable                      of Service
        Percentage

                  0 but less than 1                       0%
                 1 but less than 2                      20%
                 2 but less than 3                      40%
                 3 but less than 4                      60%
                 4 but less than 5                      80%
                 5 or more                             100%


       In the event that the vesting schedule changes in the future, in the case of a Participant who had completed at least three years of Service as of that date, the vesting provisions in effect prior to that date shall continue to apply to the extent that they provide the Participant with a greater Vested Portion of his Company Matching Savings Account and, if applicable, his Company Supplemental Savings Account than that provided under the new vesting provisions.

       Notwithstanding the foregoing, a Participant shall be 100% vested in and have a nonforfeitable right to the value of his Company Matching Savings Account and his Company Supplemental Savings Account upon (i) termination of employment from the Company or an Affiliated Employer due to death or Disability, (ii) termination of employment on or after attainment of age 55, or (iii) attainment of age 65, whichever occurs first.

6.03   Disposition of Forfeitures
       (a) Upon termination of employment, a Participant who is not fully vested in his Company Matching Savings Account and, if applicable, his Company Supplemental Savings Account shall forfeit the nonvested portion of his Company Matching Savings Account and his Company Supplemental Savings Account.

       (b) Forfeitures shall be used (i) first, to restore Participants' Accounts in accordance with Section 6.03(c) below, and (ii) then, to reduce future Company Matching Contributions or, if applicable, Company Supplemental Contributions. Forfeitures also may be used to pay expenses that arise in connection with the administration of the Plan.

       (c) If an Employee is rehired after incurring a one-year Period of Severance which does not cause him to lose his prior Service in accordance with the Rule of Parity, the Service he had earned prior to his termination shall be added to the Service he earns after his Reemployment Commencement
Date.             (i)  In the event that an Employee incurs
fewer than five consecu-tive one-year Periods of Severance between his date of termination and his Reemployment Commencement Date and he has received a distribution in accordance with Section 8.04, the amount of his Company Matching Savings Account and Company Supplemental Savings Account, which he forfeited upon termination shall be restored to his Company Matching Savings Account and Company Supplemental Savings Account without taking into account any gains or losses of the Fund which have occurred since the effective date of the forfeiture, provided that, the Employee repays to the Plan his total distribution attributable to Company Matching Contributions and, if applicable, Company Supplemental Contributions prior to (i) the date he incurs five one-year Periods of Severance, or (ii) five years after his Reemployment Commencement Date, whichever occurs earlier.

            (ii) In the event that an Employee incurs fewer than five consecutive one-year Periods of Severance between his date of termination and his Reemployment Commencement Date and he has not received a distribution in accordance with Section 8.04, the amount of his Company Matching Savings Account and his Company Supplemental Savings Account, which he forfeited upon termination shall be restored to his Company Matching Savings Account and his Company Supplemental Savings Account plus any gains or losses of the Fund which have occurred since the effective date of the forfeiture.

            (iii)In the event an Employee incurs five or more consecutive one-year Periods of Severance between his termination date and his Reemployment Com-mencement Date or he fails to repay to the Plan his total distribution attributable to Company Matching Contributions and Company Supplemental Contributions in accordance with Section 6.03(c)(i), the amount of his Company Matching Savings Account and Company Supplemental Savings Account which he forfeited shall not be restored.
Article 7.  In-Service Withdrawals

7.01   Withdrawals On or After Attainment of Age 59 1/2
       A Participant who has attained at least age 59 1/2 may withdraw all or a portion of the value of his Before-Tax Contribution Account and all or a portion of the Vested Portion of the value of his Company Matching Savings Account.

In no event, however, can a Participant withdraw less than $500.

7.02   Rollover Withdrawals
       A Participant may withdraw all or a portion of the value of his Rollover Account. In no event, however, can a Participant withdraw less than $500.

7.03   Hardship Withdrawals
       (a) A Participant may withdraw all or a portion of his Before-Tax Contributions (subject to the restrictions described in Section 7.03(b)(ii)), and the Vested Portion of the value of his Company Matching Savings Account by giving notice in the manner prescribed by the Company, provided that he needs such withdrawal to cover any of the following financial emergencies:

             (i)  Medical expenses, as
defined in Code Section 213(d), for the Participant, his spouse and/or dependents;

            (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

            (iii)Tuition payments and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse and/or dependents; and

            (iv) Amounts necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

       (b) The minimum amount that can be withdrawn is $500 and the maximum amount that can be withdrawn is the amount necessary to cover the financial emergency, plus the amount necessary to pay any taxes or penalties due on the amount withdrawn. To the extent necessary, withdrawals shall be taken in the following order:
            (i)  The Vested Portion of the value of the
Participant's Company Matching Savings Account; and

            (ii) The Participant's Before-Tax Contributions
(or the value of his Before-Tax Savings Account if less).

       (c) The distribution must be necessary to satisfy the Participant's immediate and heavy financial need. A distribution shall be deemed to satisfy this requirement if:
            (i) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need;

            (ii) The Participant has obtained all
distributions, other than hardship distributions subject to these same requirements, and all non-taxable loans which are currently available under the Plan and all qualified plans maintained by the Company or an Affiliated Employer;

            (iii)The Participant makes no contributions to any qualified plan (except to a defined benefit plan that requires mandatory employee contributions) maintained by the Company or an Affiliated Employer for at least 12 months; and

            (iv) Any amounts contributed by the Participant on a before-tax basis to any qualified plan maintained by the Company or an Affiliated Employer in the taxable year following the year of distribution under this Section 7.03 shall be restricted to the limitation applicable to such year, reduced by any contributions made on a before-tax basis to any qualified plan in the year the distribution is made.

7.04   Timing and Procedures and Form of Payment
       To make a withdrawal under Sections 7.01, 7.02 or 7.03, a Participant shall give 15 days' written notice to the Company on the appropriate form provided by the Company. The Participant shall also provide any supporting data that shall be requested by the Company.
       (a) In service withdrawals shall be determined as of the Valuation Date that follows the receipt of the written notice and shall be paid as soon as administratively feasible after such date.

       (b) Withdrawals shall be made pro-rata across the Funds within each money type withdrawn.

       (c)  A withdrawal described in Sections 7.01, 7.02 or
7.03 shall be made in cash in the form of a single lump-sum distribution and, according to the election of the Participant, shall be made in accordance with one of the methods of payment described in Section 8.03.

7.05   Participant Loans
       A Participant may borrow from the Plan up to 50% of the Vested Portion of his Account balances, subject to the following (and subject to the Plan's loan rules, which are considered to be part of the Plan and which may be changed from time to time):
       (a)  A Participant's loan shall be in $1.00
increments, shall not be for less than $1,000 and shall not exceed the lesser of:
            (i) $50,000 reduced by the highest loan balance of the Participant's loan outstanding during the immediately prior 12-month period (ending the day before the new loan is granted); or

            (ii) 50% of the Participant's Vested Portion of his Accounts.

            For purposes of the Plan's loan provisions, all qualified plans maintained by the Company and any Affiliated
Employer shall be treated as a single plan.

       (b) The Participant may have no more than one loan outstanding at any time and may not request more than one loan in each Plan Year.

       (c) The period of repayment for any loan, which must be in whole months only, shall be arrived at by mutual agreement between the Company and the Participant, but all loans shall become due and payable following termination of employment. Upon such termination, loans may be paid back by a distribution, to the extent necessary, of the Participant's Vested Portion of his Accounts, whether or not he elects to defer payment of the remainder of such Accounts in accordance with Article 8. The period of maturity for a loan shall not exceed five years and shall not be for less than six months.

       (d) Each loan shall bear a reasonable rate of interest, which shall be specified in the Plan's loan rules.
The Company shall determine the appropriate rate of interest for each loan in a uniform manner for all Participants.

       (e) Each loan shall be evidenced by a promissory note payable to the Plan.

       (f) Payments of principal and interest shall be made in accordance with the Plan's loan rules.

       (g) No new loans can be taken out after termination or retirement.

       (h) Loans shall be paid in accordance with the Plan's loan rules.
Article 8.  Distribution of Accounts Upon Termination of
Employment

8.0N   Eligibility
       Upon a Participant's retirement, termination or death, the Vested Portion of his Accounts, as determined under
Article 6, shall be distributed as provided in this Article
8.

8.02   Form of Distribution
       Distribution of the Vested Portion of a Participant's
Accounts shall be made in cash in the form of a single lump-sum distribution.

8.03   Method of Payment
       (a) According to the Participant's election, his taxable distribution under this Article 8 or under Sections
7.01, 7.02, or 7.03, shall be paid in accordance with one of the following methods:
            (i)  The total distribution shall be paid
directly to the Participant; or

            (ii) If the distribution exceeds $200:
                 (A)  All of the distribution (or,
alternatively, a portion of the distribution if such distribution exceeds $500), which is an eligible rollover distribution shall be transferred directly to an eligible retirement plan that accepts eligible rollovers; and

                 (B)  The balance of the distribution, if
any, shall be paid directly to the Participant.

       (b) Not less than 30 days or more than 90 days prior to the date benefits are to commence, the Company shall provide the Participant with an election form and a notice that satisfies the requirements of 1.411(a)-11(c) of the Income Tax Regulations and Code Section 402(f). In the event the Participant does not return the signed election form by the date benefits are to commence, he shall be deemed to have elected the option described in Section 8.03(a)(i).

       (c) Notwithstanding the foregoing, distributions may commence less than 30 days after the material described in
Section 8.03(b) is given to the Participant provided that:

            (i) the Participant is notified that he has the right to a period of at least 30 days after receipt of the material to consider whether or not to elect a distribution;
and

            (ii) he affirmatively elects to receive a distribution.

       For the purposes of this Section 8.03, "eligible rollover distribution" and "eligible retirement plan" are defined in Section 11.05.

8.04   Distribution Upon Retirement or Termination
       Except as provided for in Section 8.06, upon retirement, termination or Disability, a Participant may elect to receive his distribution as soon as administratively feasible after the Valuation Date that follows either:
 (a)  The date he retires, terminates or incurs a Disability;
or

       (b) The date he makes a written election to take his distribution but in no event later than the date specified in
Section 8.07; or

       (c)  Attainment of Normal Retirement Age.

       Notwithstanding the foregoing, in no event can a distribution be made under this Section 8.04 prior to the Participant's attainment of Normal Retirement Age, unless he elects in writing to receive such distribution.

8.05   Distribution Upon Death
       (a) Except as provided for in Section 8.05(b), upon the death of a Participant, his Beneficiary shall receive a full distribution as soon as administratively feasible after the Valuation Date that follows the Participant's date of death.

       (b) Notwithstanding the foregoing, if the Beneficiary is the Participant's spouse, she may elect to defer receipt of her distribution until as soon as administra-tively feasible after the Valuation Date that follows the Participant's date of death but in no event later than (i) the December 31 of the calendar year in which the Participant would have attained age 70 1/2, or (ii) the December 31 of the calendar year that follows the calendar year in which the Participant dies, whichever occurs last.

       (c) A spouse Beneficiary may elect to be paid in accordance with either of the methods of payment described in
Section 8.03, except that in the event the spouse elects the method described in Section 8.03(a)(ii), the distribution can only be transferred directly to an individual retirement account or an individual retirement annuity. A non-spouse Beneficiary shall be paid in accordance with the method of payment described in Section 8.03(a)(i). For the purposes of this Section 8.05(c), "Beneficiary" shall replace "Participant" in each place that "Participant" appears in
Section 8.03.

8.06   Small Payments
       Notwithstanding the provisions of Sections 8.04 and 8.05, whichever is applicable, in the event that the total Vested Portion of a Participant's Accounts amounts to $3,500 or less, distribution of such Accounts shall be made as soon as administratively feasible after the Valuation Date that follows the date an event in Section 8.04 or 8.05 occurs.

8.07   Minimum Required Distributions
       (a) Notwithstanding anything to the contrary contained in this Article 8, unless the Participant elects otherwise, in no event can distribution of the Vested Portion of a Participant's Accounts occur later than 60 days after the close of the Plan Year in which (i) the Participant terminates employment, or (ii) the Participant attains Normal Retirement Age, whichever occurs last.

       (b) In no event, however, shall the provisions of this Article 8 operate so as to allow the distribution of a Participant's Accounts to begin later than the April 1 following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, distributions to a Participant shall not be required until the April 1 following the calendar year in which he retires if (i) he does not own more than 5% of the outstanding stock of the Company (or stock possessing more than 5% of the total combined voting power of all Company stock, a "5% owner"), and (ii) he attained age 70 1/2 prior to January 1, 1988.

       (c) In the event that a Participant is required to begin receiving payments while employed under the provisions of Section 8.07(b), the Participant may elect to receive payments while in service in accordance with options under clause (i) or (ii) as follows:
            (i)  A Participant may receive one lump-sum
payment on or before the Participant's required beginning date equal to his entire Account balances and annual lump-sum payments thereafter of amounts accrued during each calendar year; or

            (ii) A Participant may receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of Code Section 401(a)(9). Such minimum amount shall be determined on the basis of the joint life expectancy of the Participant and his Beneficiary. Such life expectancy shall not be recalculated. The minimum distribution amount shall be allocated among the Funds in proportion to the value of the Participant's Accounts as of the date of each withdrawal.

            A Participant shall make an election under this
Section 8.07(c) by giving written notice to the Company within the 90-day period prior to his required beginning date. Upon the Participant's subsequent termination of employment, payment of the Participant's Accounts shall be made in accordance with the provi-sions of Section 8.02. In the event that a Participant fails to make an election under this Section 8.07(c), payment shall be made in accordance with clause (ii) above.

8.08   Status of Accounts Pending Distribution
       Until distributed, the Accounts of a Participant who is entitled to a distribu-tion shall continue to be invested as provided under Article 4. A terminated Participant shall continue to have the opportunity to make investment reallocations in accordance with Section 4.05.

8.09   Proof of Death and Right of Beneficiary or Other
Person        The Company may require and rely upon such
proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Company may deem proper, and its deter-mination of death and of the right of that Beneficiary or other person to receive payment shall be made in accordance with Section 9.09.


8.10  Failure to Locate Recipient
       In the event that the Company is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within five years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Company Matching Contributions, Company Contributions and Company Supplemental Contributions to the Plan. If the Participant or Beneficiary is later located, the benefit that was previously forfeited hereunder shall be restored by means of additional Company contributions to the Plan or, in the event of prior termination of the Plan, by the Company.

8.11   Distribution Limitation
       Notwithstanding any other provision of this Article 8, all distributions from the Plan shall conform to the regulations issued under Code Section 401(a)(9), including the incidental death benefit provisions of Code Section 401(a)(9)(G). Further, such regulations shall override any Plan provision that is inconsistent with Code Section 401(a)(9).
Article 9.  Administration of the Plan

9.01   Administration
       (a)  The Plan shall be administered by the
Administrative Committee (the "Committee") consisting of at least three members.

       (b)  The Committee, in its sole and absolute
discretion, shall resolve questions relating to the interpretation of the Plan, the eligibility of Employees to participate and the amount of benefits payable in each individual case, as well as questions relating to the financial aspects of the Plan.

       (c) The Committee shall have the power, duty and responsibility to direct the administration of the Plan in accordance with the provisions herein. The Committee shall have the authority to appoint recordkeepers, Certified Public Accoun-tants, investment counsellors, trustees, attorneys and other experts, and may delegate responsibility to these experts whenever necessary to enable the Committee to carry out its assigned duties under the Plan.

       (d) All decisions of the Committee as to the facts of any case or the meaning and intent of any of the provisions of the Plan or of any ruling or regulation and its application to any case shall be final, subject to any appeal in accordance with Section 9.09.

9.02   Individual Accounts
       The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the Funds.

9.03   Action of Majority
       Any act that the Company authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting, whether in person or by conference call, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if agreed to by all Committee members.

9.04   Compensation and Bonding
       No Employee or Committee member shall receive any compensation from the Plan for his services as such. The
Committee shall purchase such bonds as may be required under ERISA.

9.05   Prudent Conduct
       The Committee shall use that degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

9.06   Service in More Than One Fiduciary Capacity
       Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds.

9.07   Indemnification
       The Committee, the Board of Directors and the officers, Employees and agents of the Company and any Affiliated Employer shall be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan or the Funds, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Funds, and reasonable amounts paid in any compromise or settlement relating to the Plan or the Funds, except for actions or failures to act made in bad faith.

9.08   Expenses of Administration
       All expenses that arise in connection with the administration of the Plan, including, but not limited to, the compensation of the Trustee, administrative expenses, proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any counsel, recordkeeper, accountant, specialist or other person employed by the Company in connection with the administration of the Plan shall be paid from the Fund to the extent not paid by the Company.

9.09   Claims Procedures
       (a) If any Participant or Beneficiary makes a written claim for benefits under the Plan and such benefits are denied, the Committee, within 90 days of the date the claim is filed (or, if special circumstances require an extension of time for processing the claim and written notice is given to the claimant of such extension, and such notice describes the circumstances requiring the extension and the date the Committee expects to render a final decision, up to 180 days after the original claim is filed), shall give the claimant written notice of the denial of claimed benefits, setting forth specific reasons for the denial, references to pertinent Plan provisions, the reason for and description of any additional material or information needed to perfect the claim and an explanation of the review procedure.

       (b) The decision of the Committee shall be final unless the claimant, within 60 days after receipt of notice of the Committee's decision, submits a written request to the Committee for review of the decision. The claimant or his authorized repre-sentative shall have 30 days after submitting a written request for review during which Plan documents may be reviewed and written issues and comments may be submitted. Within 60 days after receipt of the written request for review, the Com-mittee shall issue a written decision, including reasons for the decision and references to controlling Plan provisions. Such decision shall be final.
Article 10.  Management of the Funds

10.01  Trust Agreement
       The Funds shall be held by a Trustee appointed from time to time by the Company under a trust agreement adopted, or as amended, by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company. The Company shall have no liability for the administration of the Funds held by the Trustee.

10.02  Exclusive Benefit Rule
       Except as otherwise provided in the Plan, no part of the corpus or income of the Funds shall be used for or diverted to purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Funds, or any right in or to any part of the assets held under the Plan, except as and to the extent expressly provided for in the Plan.

Article 11.  General Provisions

11.01  Nonalienation
       Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.
However, payment shall be made in accordance with the provisions of any judgment, decree or order which:
       (a) Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent;

       (b) Is made pursuant to a state domestic relations law;

       (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

       (d)   Otherwise meets the requirements of Section
206(d) of ERISA or Code Section 414(p), as amended, as a "qualified domestic relations order," as determined by the Company.

       Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee; however, if the amount of the distribution exceeds $3,500, the alternate payee must consent to the distribution. At the time benefits become payable to the alternate payee, such alternate payee shall have the right to be make a direct rollover in accordance with Section 11.05 provided the alternate payee is the Participant's current or former spouse.

11.02  Conditions of Employment Not Affected by the Plan
       The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant in the Plan.

11.03  Facility of Payment
       If the Company finds that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Company may direct that any benefit due him, unless a claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

11.04  Information
       Each Participant, Beneficiary or other person entitled to a benefit, before any benefit is payable to him or on his account under the Plan, shall file with the Company the information that it requires to establish his rights and benefits under the Plan.

11.05  Eligible Rollover Distributions
       Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 11.05, a distributee may elect, at the time and in the manner prescribed by the Company, and in accordance with Section 8.03, to have an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section
11.05 and, where applicable, to the terms used in Section
8.03:
       (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

       (b) "Eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

       (c) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under qualified domestic relations order, as defined in Code
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

       (d) "Direct rollover" means a payment by the plan to the eligible retirement plan specified by the distributee.

11.06  Top-Heavy Provisions
       (a) For purposes of this Section 11.06, the Plan shall be "top-heavy" with respect to any Plan Year if, as of the applicable determination date, the top-heavy ratio exceeds 60%. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Code Sections 416(g)(3) and 416(g)(4) and Article 5 of the Plan. For purposes of determining whether the Plan is top-heavy, the Account balances under the Plan shall be combined with the account balances or the present value of accrued benefits under each other qualified plan in the required aggregation group and, at the Company's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group.

       (b) The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:
             (i) An additional Company contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Sections 3.01 and 3.04 for the Plan Year would otherwise be less than 3% of his remuneration.
However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.01 and 3.04 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence. Notwith-standing the foregoing provisions of this
Section 11.06(b)(i), no minimum contribution shall be made under the Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Code Section 416(c)(1) is provided to him by any other qualified pension plan of the Company or an Affiliated Employer. For the purposes of this Section 11.06(b)(i), "remuneration" has the same meaning as set forth in Section 3.08(c) and shall not exceed the Annual Dollar Limit.

             (ii)  The multiplier "1.25" in Sections
3.08(e)(i)(B)(1) and 3.08(e)(ii)(B)(1) shall be reduced to "1.0."

       (c) The following definitions apply to the terms used in this Section 11.06:
             (i) "Applicable determination date" means the last day of (A) the first Plan Year, or (B) the preceding
Plan Year, whichever occurs last.

             (ii)  "Applicable Valuation Date" means the
Valuation Date coincident with the last day of the preceding Plan Year. Where two or more plans are aggregated and do not have the same Plan Year, the applicable Valuation Date for each plan shall be such date for each plan which falls within the same calendar year.

             (iii) "Key employee" means an employee who is in a category of employees determined in accordance with the provisions of Code Sections 416(i)(1) and 416(i)(5) and any regulations thereunder, and, where applicable, on the basis of the Employee's remuneration (as defined in Section 3.08(c)) from the Company or an Affiliated Employer.

             (iv) "Non-key employee" means any Employee who is not a key employee.

             (v) "Permissive aggregation group" means each qualified plan in the required aggregation group and any other qualified plan(s) of the Company or an Affiliated Employer in which all members are non-key employees if the resulting aggregation group continues to meet the requirements of Code Sections 401(a)(4) and 410.

             (vi)  "Required aggregation group" means each
qualified plan of the Company or an Affiliated Employer in which there are participants who are key employees or which enables the Plan or any other such plan to meet the requirements of Code Sections 401(a)(4) or 410.

             (vii) "Top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees. (Where the "top-heavy ratio" is being determined for a defined benefit plan that is part of the required or permissive aggregation group, "present value of accrued benefits" shall be substituted for "Accounts" in this definition.) In the determination of the top-heavy ratio for a Plan Year, distributions made during the five-year period ending on the determination date shall be taken into account, and the Account balance(s) of Participants who have not performed services for the Company or an Affiliated Employer during the five-year period ending on the determination date shall not be taken into account.

11.07  Construction
       (a) The Plan shall be construed, regulated and administered under ERISA, the Code and the laws of the State of California to the extent not preempted by ERISA and the Code.

       (b) The masculine pronoun shall mean the feminine wherever appropriate, and the feminine pronoun shall mean the masculine whenever appropriate.

       (c) The titles and headings of the articles and sections in the Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.
Article 12.  Amendment, Merger and Termination

12.01  Amendment of the Plan
       The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan, except as otherwise provided by law. However, no amendment shall make it possible for any of the Funds to be used for or diverted to purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, except as otherwise provided by law. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

12.02  Merger or Consolidation
       The Plan may be merged with another qualified plan at the discretion of the Company and subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

12.03  Acquisitions and Additional Participating Companies
       If any company is or becomes a subsidiary of or associated with the Company, the Company may include the employees of that subsidiary or associated company as Participants in the Plan upon appropriate action by the Board of Directors and by that subsidiary or company. In that event, or if any persons become Employees as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Company shall determine to what extent, if any, previous service with the subsidiary, associated company or prior company shall be recognized under the Plan, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code. Notwithstanding the foregoing, nothing in the Plan shall require any credit to be given for such prior service.

12.04  Termination of the Plan
       The Company may terminate the Plan or completely discontinue contribu-tions under the Plan for any reason and at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Company contributions to the Plan, the rights of affected Employees to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Employee's Accounts shall be distributed, as the Company directs, to him or for his benefit or continued in trust for his benefit.


IN WITNESS WHEREOF, Caesars World, Inc. and Subsidiaries has adopted the Plan to be effective January 1, 1994

                         Caesars World, Inc. and Subsidiaries

                        By:
                         Title:

                         By:
                         Title:

                           APPENDIX A TO
                           CAESARS 401(k)
                       RETIREMENT SAVINGS PLAN
                     PARTICIPATING SUBSIDIARIES

Boardwalk Regency Corporation
Brookdale on the Lake
Caesars World Entertainment
Caesars World Gaming Development Corporation
Caesars World Marketing Corporation
Caesars World Merchandising, Inc.
Caesars World Resorts, Inc.
Cove Haven, Inc.
Desert Palace, Inc. dba Caesars Palace
Desert Palace, Inc. dba Caesars Tahoe
Paradise Stream, Inc.
Pocono Palace, Inc.


                          CAESARS 401(k)
                       RETIREMENT SAVINGS PLAN

                      Effective January 1, 1994

TABLE OF CONTENTS                                        Page

Preamble . . . . . . . . . . . . . . . . . . . . . . . . (v)

Article 1.  Definitions. . . . . . . . . . . . . . . . . . 1
      1.01    Accounts . . . . . . . . . . . . . . . . . . 1
      1.02    Actual Contribution Percentage . . . . . . . 1
      1.03    Actual Deferral Percentage . . . . . . . . . 1
      1.04    Adjustment Factor. . . . . . . . . . . . . . 2
      1.05    Affiliated Employer. . . . . . . . . . . . . 2
      1.06    Annual Dollar Limit. . . . . . . . . . . . . 3
      1.07    Before-Tax Contributions . . . . . . . . . . 3
      1.08    Before-Tax Savings Account . . . . . . . . . 4
      1.09    Beneficiary. . . . . . . . . . . . . . . . . 4
      1.10    Board of Directors . . . . . . . . . . . . . 4
      1.11    Break in Service . . . . . . . . . . . . . . 4
      1.12    Code . . . . . . . . . . . . . . . . . . . . 5
      1.13    Committee. . . . . . . . . . . . . . . . . . 5
      1.14    Company. . . . . . . . . . . . . . . . . . . 5
      1.15    Company Contributions. . . . . . . . . . . . 6
      1.16    Company Matching Contributions . . . . . . . 6
      1.17    Company Matching Savings Account . . . . . . 6
      1.18    Company Savings Account. . . . . . . . . . . 6
      1.19    Company Supplemental Savings Account . . . . 6
      1.20    Company Supplemental Contributions . . . . . 6
      1.21    Compensation . . . . . . . . . . . . . . . . 6
      1.22    Disability . . . . . . . . . . . . . . . . . 7
      1.23    Effective Date . . . . . . . . . . . . . . . 7
      1.24    Eligible Employee. . . . . . . . . . . . . . 7
      1.25    Employee . . . . . . . . . . . . . . . . . . 8
      1.26    Employment Commencement Date . . . . . . . . 8
      1.27    Enrollment Date. . . . . . . . . . . . . . . 8
      1.28    ERISA. . . . . . . . . . . . . . . . . . . . 8
      1.29    Fund . . . . . . . . . . . . . . . . . . . . 8
      1.30    Highly Compensated Employee. . . . . . . . . 9
      1.31    Hour of Service. . . . . . . . . . . . . . .11
      1.32    Income . . . . . . . . . . . . . . . . . . .12
      1.33    Leased Employee. . . . . . . . . . . . . . .13
      1.34    Leave of Absence . . . . . . . . . . . . . .13
      1.35    Non-Highly Compensated Employee. . . . . . .13
      1.36    Normal Retirement Age. . . . . . . . . . . .13
      1.37    Participant. . . . . . . . . . . . . . . . .13
      1.38    Period of Severance. . . . . . . . . . . . .13
      1.39    Plan . . . . . . . . . . . . . . . . . . . .14
      1.40    Plan Administrator . . . . . . . . . . . . .14
      1.41    Plan Year. . . . . . . . . . . . . . . . . .14
      1.42    Reemployment Commencement Date . . . . . . .15
      1.43    Rollover Account . . . . . . . . . . . . . .15
      1.44    Rule of Parity . . . . . . . . . . . . . . .15
      1.45    Seconded Employee. . . . . . . . . . . . . .16
      1.46    Service. . . . . . . . . . . . . . . . . . .16
      1.47    Severance from Service Date. . . . . . . . .17
      1.48    Spousal Consent. . . . . . . . . . . . . . .17
      1.49    Statutory Compensation . . . . . . . . . . .18
      1.50    Subsidiary . . . . . . . . . . . . . . . . .18
      1.51    Trustee. . . . . . . . . . . . . . . . . . .19
      1.52    Valuation Date . . . . . . . . . . . . . . .19
      1.53    Vested Portion . . . . . . . . . . . . . . .19
      1.54    Year of Eligibility Service. . . . . . . . .19

Article 2.  Eligibility and Participation. . . . . . . . .20
      2.01    Eligibility. . . . . . . . . . . . . . . . .20
      2.02    Participation. . . . . . . . . . . . . . . .21
      2.03    Transferred Participants . . . . . . . . . .21
      2.04    Termination of Participation             .  22

Article 3.  Contributions. . . . . . . . . . . . . . . . .23
      3.01    Before-Tax Contributions . . . . . . . . . .23
      3.02    Change in Contributions. . . . . . . . . . .25
      3.03    Suspension of Contributions. . . . . . . . .25
      3.04    Company Contributions. . . . . . . . . . . .26
      3.05    Timing of Contributions. . . . . . . . . . .27
      3.06    Limitations Affecting Highly Compensated
              Employees. . . . . . . . . . . . . . . . . .27
      3.07    Rollovers. . . . . . . . . . . . . . . . . .33
      3.08    Maximum Annual Additions . . . . . . . . . .34
      3.09    Return of Contributions. . . . . . . . . . .39

Article 4.  Investment of Contributions. . . . . . . . . .41
      4.01    Funds. . . . . . . . . . . . . . . . . . . .41
      4.02    Investment of Participant's Accounts . . . .41
      4.03    Responsibility for Investments . . . . . . .42
      4.04    Change of Election . . . . . . . . . . . . .42
      4.05    Reallocation of Accounts Among Funds . . . .42
      4.06    Administrative Fees. . . . . . . . . . . . .42

Article 5.  Valuation of Accounts. . . . . . . . . . . . .44
      5.01    Valuation of the Funds . . . . . . . . . . .44
      5.02    Account Adjustments. . . . . . . . . . . . .44
      5.03    Statement of Accounts. . . . . . . . . . . .44

Article 6.  Vested Portion of Accounts . . . . . . . . . .45
      6.01    Before-Tax Savings Account, Company
              Savings Account and Rollover Account . . . .45
      6.02    Company Matching Savings Account and Company
              Supplemental Savings Account . . . . . . . .45
      6.03    Disposition of Forfeitures . . . . . . . . .46

Article 7.  In-Service Withdrawals . . . . . . . . . . . .49
      7.01    Withdrawals On or After Attainment of
              Age 59 1/2 . . . . . . . . . . . . . . . . .49
      7.02    Rollover Withdrawals . . . . . . . . . . . .49
      7.03    Hardship Withdrawals . . . . . . . . . . . .49
      7.04    Timing and Procedures and Form of Payment. .51
      7.05    Participant Loans. . . . . . . . . . . . . .52

Article 8.  Distribution of Accounts Upon Termination of
            Employment . . . . . . . . . . . . . . . . . .55
      8.01    Eligibility. . . . . . . . . . . . . . . . .55
      8.02    Form of Distribution . . . . . . . . . . . .55
      8.03    Method of Payment. . . . . . . . . . . . . .55
      8.04    Distribution Upon Retirement or
              Termination. . . . . . . . . . . . . . . . .57
      8.05    Distribution Upon Death. . . . . . . . . . .57
      8.06    Small Payments . . . . . . . . . . . . . . .58
      8.07    Minimum Required Distributions . . . . . . .59
      8.08    Status of Accounts Pending Distribution. . .60
      8.09    Proof of Death and Right of Beneficiary
              or Other Person. . . . . . . . . . . . . . .61
      8.10    Failure to Locate Recipient. . . . . . . . .62
      8.11    Distribution Limitation. . . . . . . . . . .62

Article 9.  Administration of the Plan . . . . . . . . . .63
      9.01    Administration . . . . . . . . . . . . . . .63
      9.02    Individual Accounts. . . . . . . . . . . . .64
      9.03    Action of Majority . . . . . . . . . . . . .64
      9.04    Compensation and Bonding . . . . . . . . . .64
      9.05    Prudent Conduct. . . . . . . . . . . . . . .64
      9.06    Service in More Than One Fiduciary Capacity.65
      9.07    Indemnification. . . . . . . . . . . . . . .65
      9.08    Expenses of Administration . . . . . . . . .65
      9.09    Claims Procedures. . . . . . . . . . . . . .66

Article 10.  Management of the Funds . . . . . . . . . . .67
      10.01   Trust Agreement. . . . . . . . . . . . . . .67
      10.02   Exclusive Benefit Rule . . . . . . . . . . .67

Article 11.  General Provisions. . . . . . . . . . . . . .68
      11.01   Nonalienation. . . . . . . . . . . . . . . .68
      11.02   Conditions of Employment Not Affected
              by the Plan. . . . . . . . . . . . . . . . .69
      11.03   Facility of Payment. . . . . . . . . . . . .69
      11.04   Information. . . . . . . . . . . . . . . . .70
      11.05   Eligible Rollover Distributions. . . . . . .70
      11.06   Top-Heavy Provisions . . . . . . . . . . . .71
      11.07   Construction . . . . . . . . . . . . . . . .75

Article 12.  Amendment, Merger and Termination . . . . . .76
      12.01   Amendment of the Plan. . . . . . . . . . . .76
      12.02   Merger or Consolidation. . . . . . . . . . .76
      12.03   Acquisitions and Additional Participating
              Companies. . . . . . . . . . . . . . . . . .77
      12.04   Termination of the Plan. . . . . . . . . . .77

APPENDIX A TO CAESARS 401(k) . . . . . . . . . . . . . . .80


                             PREAMBLE

This document sets forth the provisions of the Caesars 401(k)
Retirement Savings Plan (the "Plan").

The Plan has been established for domestic non-union employees of Caesars World, Inc. and Subsidiaries (the "Company"). It is intended that (i) the Plan will be a qualified plan that meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), (ii) Company contributions that are made to the Plan be allowable as deductions from income in accordance with Code Section 404, and (iii) the funds established hereunder are entitled to exemption from income tax under the provisions of Code
Section 501. It is further intended that the provisions of the Plan that pertain to Before-Tax Contributions constitute a cash or deferred arrangement under Code Section 401(k).